Exhibit 99.1

Hercules Offshore Announces First Quarter 2007 Earnings

HOUSTON, April 30/PRNewswire-FirstCall/ — Hercules Offshore, Inc. (Nasdaq: HERO) today reported net income of $33.4 million, or $1.03 per diluted share, on revenues of $110.5 million for the first quarter 2007, compared to net income of $30.9 million, or $1.00 per diluted share, on revenues of $56.1 million for the first quarter 2006. The first quarter 2006 results include a gain of $18.6 million ($0.60 per diluted share), net of tax of $11.0 million, related to the settlement of the Company’s insurance claim on the loss of Rig 25 in hurricane Katrina. Excluding the effect of this item, net income was $12.3 million, or $0.40 per diluted share, in the first quarter 2006.

At March 31, 2007, the Company’s balance sheet reflected total assets of $642.2 million, including cash and equivalents of $74.1 million, short-term marketable securities of $34.0 million, total debt of $92.9 million and stockholders’ equity of $430.9 million.

Randy Stilley, Chief Executive Officer and President of Hercules Offshore, Inc., stated, “The Company’s results were particularly impressive, given the relative weakness in the Gulf of Mexico jackup drilling market and the seasonal decline in domestic liftboat utilization. Commodity prices have remained strong so far in 2007, and based on recent increases in our customers’ drilling plans, we are optimistic that a recovery in Gulf of Mexico jackup drilling will commence within the next several months. Our domestic liftboat business has already witnessed a return to utilization in excess of 70% and liftboat dayrates have remained firm. We are continuing our strategy of international expansion, and due to the continued strength of the international jackup market we anticipate a contract award on Rig 26 in the near future.”

Mr. Stilley continued, “We expect to complete the previously announced $2.3 billion acquisition of TODCO around mid-year. We recently filed our Registration Statement with the Securities and Exchange Commission, and we will be filing our Hart-Scott Rodino notification form with the Department of Justice and the Federal Trade Commission on Monday April 30, 2007. Joint integration planning teams have been formed, and I am pleased with the early progress we have made to ensure a smooth transition.”

Contract Drilling Services Highlights

During the first quarter 2007, revenues from Domestic Contract Drilling Services were $42.8 million, a 59% percent increase over revenues of $27.0 million in the first quarter 2006, which resulted from an increase in operating days and higher average daily revenue per rig. Operating days during the quarter increased to 474 from 382 during the same period a year ago. The average daily revenue per rig in the segment increased to $90,363 in the first quarter 2007, compared to $70,673 in the first quarter 2006. Operating income increased to $24.8 million in the first quarter 2007 from $12.5 million in the prior year period. Current quarter utilization was 87.8%, compared to 84.9% during the first quarter 2006.

International Contract Drilling Services revenues and operating income were $20.9 million and $11.6 million, respectively, during the first quarter 2007. Prior to the second quarter 2006, during which we commenced work with Rig 16 under our first international drilling contract, we did not have international drilling operations. The average daily revenue per rig was $115,978 in the first quarter 2007, and utilization was 100.0%.

Marine Services Highlights

Domestic Marine Services revenues were $32.7 million in the first quarter 2007, up from $25.6 million in the first quarter 2006. Operating income increased to $12.5 million in the first quarter 2007 from $11.7 million in the same period a year ago. The average daily revenue per liftboat increased to $12,262 in the first quarter 2007 from $8,981 in the first quarter 2006. Utilization for the Company’s domestic liftboats decreased to 65.1% in the first quarter of 2007 from 82.4% in the first quarter 2006 while the total number of operating days decreased to 2,667 during the current quarter from 2,850 a year ago.

International Marine Services revenues were $14.1 million in the first quarter 2007, up from $3.5 million in the first quarter 2006. This increase was due primarily to the successful execution of our West Africa liftboat acquisitions which contributed in an increase in the total number of operating days to 1,162 from 357. Operating income increased to $4.5 million in the first quarter 2007 from $0.9 million in the first quarter 2006. The average daily revenue per liftboat increased to $12,095 in the first quarter 2007 from $9,913 in the first quarter 2006. Utilization for the Company’s international liftboats decreased to 78.8% in the first quarter 2007 from 99.0% in the first quarter 2006.

Tax and Other

The Company’s effective tax rates were 29.3% and 37.5% for the three months ended March 31, 2007 and 2006, respectively. The lower effective tax rate for the current quarter compared to the year-ago period was primarily driven by the increasing component of international earnings.

Non-GAAP

The Company is providing 2006 net income before the gain on the insurance settlement of Rig 25 because management believes that this measure better reflects the normal operations of the Company, as this measure excludes a significant, one-time item that materially affects period-to-period comparability. The adjusted net income and earnings per share amounts are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). In order to fully assess the Company’s financial operating results, management believes that the adjusted net income figure included in this release is an appropriate measure of the Company’s continuing and normal operations. However, this measure should be considered in addition to, and not as a substitute, or superior to, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure in the table that follows the financial statements.

Conference Call Information

Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of nine jackup drilling rigs and 64 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.

For more information, please visit our website at www.herculesoffshore.com.

Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on Monday, April 30, 2007 to discuss its first quarter 2007 financial results. The conference call will also be broadcast live via the Internet at www.herculesoffshore.com. To participate in the conference call by telephone, please call, 10 minutes prior to the scheduled start time, one of the following telephone numbers:

800-510-9661 (Domestic)

617-614-3452 (International)

The access or confirmation code is 34066729

A replay of the conference call will be available by telephone on Monday, April 30, 2007 beginning at 12:00 p.m. CDT (1:00 p.m. EDT), through Monday, May 7, 2007. The phone number for the conference call replay is (888) 286-8010 or internationally (617) 801-6888. The access code is 34010339. Additionally, the recorded conference call will be accessible through our website at www.herculesoffshore.com for 28 days after the conference call.

The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Forward-looking statements in this press release include statements regarding the timing of the merger. These statements are based on the current expectations and estimates of the management of Hercules and are subject to risks and uncertainties that may cause actual results to differ materially. Although Hercules believes that such expectations reflected in such forward looking statements are reasonable, they cannot give assurances that such expectations will prove to be correct. Risks with respect to the combination of Hercules and TODCO include the risk that Hercules and TODCO will not be able to close the transaction, as well as difficulties in the integration of the operations and personnel of TODCO and diversion of management’s attention away from other business concerns. Hercules expects to incur substantial transaction and merger related costs associated with completing the merger, obtaining regulatory approvals, combining the operations of the two companies and achieving desired synergies. Additional unanticipated costs may be incurred in the integration of the businesses of Hercules and TODCO. Expected benefits of the merger may not be achieved in the near term, or at all. Hercules will have a significant amount of additional debt as a result of the merger. This debt will require Hercules to use cash flow to repay indebtedness, may have a material adverse effect on Hercules’ financial health, and may limit Hercules’ future operations and ability to borrow additional funds.

Other risks and uncertainties that may affect actual results include, among other things, oil and natural gas prices and industry expectations about future prices; exploration success by producers; demand for offshore and inland water rigs and liftboats; Hercules’ ability to enter into and the terms of future contracts; labor relations; political and other uncertainties in non-U.S. operations (including exchange controls and currency fluctuations); the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crisis in the Middle East or other natural gas producing regions or other acts of terrorism in the United States; the impact of governmental laws and regulations; the adequacy of sources of liquidity; increases in operating expenses; the ability to obtain drilling contracts for reactivated rigs; uncertainties relating to the level of activity in offshore oil and natural gas exploration, development and production; competition and market conditions in the contract drilling and liftboats industries; the availability of skilled personnel; extended delivery time for material and equipment; labor relations and work stoppages, particularly in the Nigerian labor environment; operating hazards such as severe weather and seas, fires, cratering, blowouts, war, terrorism and cancellation or unavailability of insurance coverage; compliance with or breach of environmental laws; the impact of newly built rigs; the effect of litigation and contingencies; and the inability of Hercules to achieve its plans or carry out its strategies. Other risks and uncertainties that may affect actual results are described in Hercules’ most recent periodic reports and other documents filed with the SEC, which are available free of charge at the SEC’s website at www.sec.gov. Hercules undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, Hercules has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a joint proxy statement of Hercules and TODCO and that also constitutes a prospectus of Hercules. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY/PROSPECTUS THAT IS A PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING HERCULES, TODCO AND THE MERGER.

Investors and security holders of Hercules and TODCO may obtain a free copy of the joint proxy statement/prospectus and other documents containing information about Hercules and TODCO (when they become available), free of charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus may also be obtained free of charge by directing a request to Hercules by contacting its investor relations department at 713-979-9832 or by accessing its website at www.herculesoffshore.com or TODCO by contacting its investor relations department at 713-278-6014 or by accessing its website at www.theoffshoredrillingcompany.com.

Hercules, TODCO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hercules and TODCO in connection with the merger. Information about the directors and executive officers of Hercules and TODCO and their ownership of Hercules’ common stock is set forth in the Registration Statement on Form S-4 filed by Hercules with the SEC on April 24, 2007. Information about the directors and executive officers of TODCO and their ownership of TODCO common stock is set forth in Form 10-K/A (Amendment No. 1) which was filed with the SEC on April 24, 2007. Investors may obtain free copies of these documents from Hercules and TODCO using the contact information above. Investors may obtain additional information regarding the interests of such participants by reading the Registration Statement on Form S-4.

Contact Information:

Stephen M. Butz

Vice President and Treasurer

Hercules Offshore, Inc.

713-979-9832

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2007	December 31, 2006
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$74,137	$72,772
Marketable securities	34,000	—
Restricted cash	250	250
Accounts receivable	83,221	89,136
Insurance claims receivable	3,626	—
Prepaid expenses and other	12,828	18,065

Total current assets	208,062	180,223

PROPERTY AND EQUIPMENT, net	421,677	415,864
OTHER ASSETS, net	12,424	9,494

Total assets	$642,163	$605,581

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$1,400	$1,400
Insurance note payable	—	6,058
Accounts payable	35,506	29,123
Accrued liabilities	13,394	16,262
Taxes payable	10,333	8,745
Interest payable	2,047	2,105
Other current liabilities	4,579	5,633

Total current liabilities	67,259	69,326

LONG-TERM DEBT, net of current portion	91,500	91,850
OTHER LIABILITIES	6,491	6,700
DEFERRED INCOME TAXES	46,029	42,854
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY	430,884	394,851

Total liabilities and stockholders’ equity	$642,163	$605,581

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
REVENUES
Contract drilling services	$63,707	$26,997
Marine services	46,757	29,136

	110,464	56,133

COSTS AND EXPENSES
Operating expenses for contract drilling services, excluding depreciation and amortization	20,946	11,107
Operating expenses for marine services, excluding depreciation and amortization	20,581	10,829
Depreciation and amortization	11,730	5,934
General and administrative, excluding depreciation and amortization	9,163	6,586

	62,420	34,456

OPERATING INCOME	48,044	21,677

OTHER INCOME (EXPENSE)
Interest expense	(2,090)	(2,086)
Gain on disposal of assets	—	29,580
Other, net	1,275	303

INCOME BEFORE INCOME TAXES	47,229	49,474
INCOME TAX PROVISION	(13,838)	(18,562)

NET INCOME	$33,391	$30,912

EARNINGS PER SHARE:
Basic	$1.04	$1.02
Diluted	$1.03	$1.00
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	31,975	30,173
Diluted	32,471	30,964

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$33,391	$30,912
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	11,730	5,934
Stock-based compensation expense	1,151	703
Deferred income taxes	3,261	13,075
Amortization of deferred financing fees	180	160
Excess tax benefit from stock-based arrangements	(715)	—
Gain on disposal of assets	(296)	(29,580)
(Increase) decrease in operating assets
Accounts receivable	5,900	(1,438)
Insurance claims receivable	(3,626)	(7,673)
Prepaid expenses and other	3,243	(20)
Increase (decrease) in operating liabilities
Accounts payable	6,383	(2,988)
Insurance note payable	(6,058)	(1,797)
Other current liabilities	(1,700)	9,721
Other liabilities	(209)	—

Net cash provided by operating activities	52,635	17,009
CASH FLOWS FROM INVESTING ACTIVITIES
Investment in marketable securities	(34,000)	—
Purchase of property and equipment	(13,719)	(42,690)
Deferred drydocking expenditures	(5,486)	(2,704)
Proceeds received from sale of assets, net of commissions	610	—

Net cash used in investing activities	(52,595)	(45,394)
CASH FLOWS FROM FINANCING ACTIVITIES
Payment of debt	(350)	(350)
Proceeds from exercise of stock options	960	—
Excess tax benefit from stock-based arrangements	715	—
Payment of debt issuance costs	—	(193)
Distributions to members	—	(3,732)

Net cash provided by financing activities	1,325	(4,275)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,365	(32,660)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	72,772	47,575

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$74,137	$14,915

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Domestic Contract Drilling Services Segment:
Number of rigs (as of end of period)	6	6
Operating days	474	382
Available days	540	450
Utilization (1)	87.8%	84.9%
Average revenue per rig per day (2)	$90,363	$70,673
Average operating expense per rig per day (3)	$25,117	$24,682
Revenues	$42,831	$26,997
Operating expenses, excluding depreciation and amortization	$13,563	$11,107
Depreciation and amortization	$2,561	$1,652
General and administrative expenses, excluding depreciation and amortization	$1,942	$1,786
Operating income	$24,765	$12,452

International Contract Drilling Services Segment:
Number of rigs (as of end of period)	3	3
Operating days	180	—
Available days	180	—
Utilization (1)	100.0%	—
Average revenue per rig per day (2)	$115,978	—
Average operating expense per rig per day (3)	$41,016	—
Revenues	$20,876	—
Operating expenses, excluding depreciation and amortization	$7,383	—
Depreciation and amortization	$1,368	—
General and administrative expenses, excluding depreciation and amortization	$530	35
Operating income	$11,595	(35)

Domestic Marine Services Segment:
Number of liftboats (as of end of period)	47	42
Operating days	2,667	2,850
Available days	4,099	3,458
Utilization (1)	65.1%	82.4%
Average revenue per liftboat per day (2)	$12,262	$8,981
Average operating expense per liftboat per day (3)	$3,328	$2,659
Revenues	$32,703	$25,597
Operating expenses, excluding depreciation and amortization	$13,640	$9,193
Depreciation and amortization	$6,070	$3,978
General and administrative expenses, excluding depreciation and amortization	$538	$745
Operating income	$12,455	$11,681

International Marine Services Segment:
Number of liftboats (as of end of period)	17	4
Operating days	1,162	357
Available days	1,474	360
Utilization (1)	78.8%	99.0%
Average revenue per liftboat per day (2)	$12,095	$9,913
Average operating expense per liftboat per day (3)	$4,709	$4,544
Revenues	$14,054	$3,539
Operating expenses, excluding depreciation and amortization	$6,941	$1,636
Depreciation and amortization	$1,704	$279
General and administrative expenses, excluding depreciation and amortization	$950	$761
Operating income	$4,459	$863

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Total Company:
Revenues	$110,464	$56,133
Operating expenses, excluding depreciation and amortization	$41,527	$21,936
Depreciation and amortization	$11,730	$5,934
General and administrative expenses, excluding depreciation and amortization	$9,163	$6,586
Operating income	$48,044	$21,677
Interest expense	$2,090	$2,086
Gain on disposal of asset	$—	$29,580
Other income	$1,275	$303
Income before income taxes	$47,229	$49,474
Income tax expense	$13,838	$18,562
Net income	$33,391	$30,912

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, which included Rig 26 in the three months ended March 31, 2007, and Rig 16, Rig 21, Rig 26 and Rig 31 in the three months ended March 31, 2006, or cold-stacked units, which included one and three of our liftboats during the three months ended March 31, 2007 and 2006, respectively, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.
(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period. Included in revenue is a total of $1,792,692 related to amortization of deferred mobilization revenue and contract specific capital expenditures reimbursed by the customer for the three months ended March 31, 2007. We had no such revenue for the three months ended March 31, 2006.
(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per-day expenses we incur when they are under contract. Included in operating expense is a total of $1,170,955 related to amortization of deferred mobilization expenses for the three months ended March 31, 2007. We had no such expenses for the three months ended March 31, 2006.

Hercules Offshore, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

The Company is providing first quarter 2006 net income before the gain on the insurance settlement of Rig 25 because management believes that this measure better reflects the normal operations of the Company, as this measure excludes a significant, one-time item that materially affects period-to-period comparability. The adjusted net income and earnings per share amounts are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). In order to fully assess the Company’s financial operating results, management believes that the adjusted net income figure included in this release is an appropriate measure of the Company’s continuing and normal operations. However, this measure should be considered in addition to, and not as a substitute, or superior to, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP.

The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure in the following table:

Three Months Ended March 31, 2006

Operating Income:
GAAP Operating Income	$21,677
Adjustment (1)	—

Non-GAAP Operating Income	$21,677

Other Income (Expense):
GAAP Other Income (Expense)	$27,797
Adjustment (1)	(29,580)

Non-GAAP Other Income (Expense)	$(1,783)

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(18,562)
Tax Impact of Adjustment (1)	10,945

Non-GAAP Provision for Income Taxes	$(7,617)

Net Income (Loss):
GAAP Net Income (Loss)	$30,912
Total Adjustment, Net of Tax	(18,635)

Non-GAAP Net Income	$12,277

Diluted Earnings per Share:
GAAP Diluted Earnings per Share	$1.00
Charges per Share	(0.60)

Non-GAAP Diluted Earnings per Share	$0.40

(1)	Represents a gain on an after-tax basis of $18.6 million related to an insurance claim settlement on the loss of Rig 25.